Exhibit 10.2

NOVARTIS PHARMA AG

AND

CELL THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

i

ii

iii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of September, by and between Novartis Pharma AG (“Novartis” or the “Investor”), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland, and Cell Therapeutics, Inc. (the “Company”), a Washington corporation with its principal place of business at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. Novartis and the Company are each referred to individually as a “Party” and together as “Parties.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Securities.

1.1 Sale of the Securities.

(a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company 8,670,520 shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”), for a purchase price of $1.73 per share (the “Purchase Price”), or an aggregate purchase price for the Securities of Fifteen Million Dollars ($15,000,000).

(b) The issuance and sale of the Securities to the Investor (the “Offering”) will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(c) The Investor and its direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement (to the extent provided therein) to be dated on or about the date hereof, among the parties hereto (the “Registration Rights Agreement”), pursuant to which the Company will agree, among other things, to file (i) a registration statement (the “Registration Statement”) on the appropriate form with the Commission registering the resale of the Securities under the Securities Act, and (ii) to use its best efforts to cause such Registration Statement to be declared effective.

(d) Simultaneous with the execution and delivery of this Agreement, the License and Co-Development Agreement has been executed and delivered. Pursuant to that agreement, the Company will, among other things, grant Novartis International Pharmaceutical Ltd. an exclusive worldwide license to certain of its product candidates and related intellectual property as set forth therein.

2. Closing Date; Deliveries.

2.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall be held on the second (2nd) business day after the satisfaction or waiver of all of the conditions to the Closing (other than those conditions that by their nature are to be satisfied or waived at the Closing) or such other date upon which the Company and the Investor may agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2 Deliveries.

(a) Deliveries by the Company. At the Closing, the Company shall deliver to the Investor the Securities in certificated form. The Company will also make all such deliveries as are contemplated by Section 5 of this Agreement in connection with the Closing.

(b) Deliveries by the Investor. At the Closing, the Investor shall deliver the aggregate Purchase Price by wire transfer of same day funds per the Company’s wiring instructions (which shall have been delivered to the Investor not less than two business days before the Closing Date). The Investor will also make all such deliveries as are contemplated by Section 6 of this Agreement in connection with the Closing.

2.3 Further Assurances. The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date hereof:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, to issue and sell the Securities and to carry out the other transactions contemplated hereunder. The Company, and each subsidiary of the Company listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 (each a “Subsidiary” and collectively, the “Subsidiaries”), is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has delivered to the Investor true, correct and complete copies of the Company’s Amended and Restated Articles of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) in effect on the date hereof.

3.2 Capitalization and Voting Rights.

(a) The authorized capital of the Company as of the date hereof consists of:

(i) Preferred Stock. 10,000,000 shares of Preferred Stock, no par value per share (the “Preferred Stock”), of which no shares are issued and outstanding.

(ii) Common Stock. 200,000,000 shares of Common Stock, of which 110,410,023 shares are issued and outstanding as of August 31, 2006. There has been no material increase in the number of outstanding shares since August 31, 2006.

(b) Except as set forth in the Company’s Public Filings, there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock or any other securities of the Company imposed by the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws; (iii) no cumulative voting rights for any of the Company’s capital stock; and (iv) to the Company’s knowledge, no options or other rights to purchase shares of capital stock or any other securities from stockholders of the Company granted by such stockholders.

(c) As of the date hereof, of the authorized Common Stock (i) 800,000 shares are reserved for issuance upon exercise of outstanding warrants disclosed in the Company’s Public Filings, (ii) 6,361,794 shares are reserved for issuance upon exercise of outstanding options under the 1994 Equity Incentive Plan, the 2003 Equity Incentive Plan and the Novuspharma S.p.A. Stock Option Plan (collectively, the “Plans”), (iii) 1,219,444 shares are reserved for issuance upon vesting of outstanding restricted stock units awarded under the Plans, (iv) 15,666 shares are reserved for issuance upon vesting of outstanding restricted share rights, (v) 4,085,188 shares are reserved for issuance upon conversion of the Company’s outstanding 4% Convertible Senior Subordinated Notes due 2010, (vi) 2,740,700 shares are reserved for issuance upon conversion of the Company’s outstanding 5.75% Convertible Senior Subordinated Notes due 2008, (vii) 837,941 shares are reserved for issuance upon conversion of the Company’s outstanding 5.75% Convertible Subordinated Notes due 2008, (viii) 2,662,590 shares are reserved for issuance upon conversion of the Company’s outstanding 6.75% Convertible Senior Notes due 2010, and (ix) 27,455,028 shares are reserved for issuance upon conversion of the Company’s 7.5% Convertible Senior Notes due 2011. Other than as set forth in the preceding sentence, there are no other shares of Common Stock reserved for issuance.

(d) Except as set forth in the Company’s Public Filings, the Company is not a party to or is not subject to any agreement or understanding relating to, and to the Company’s knowledge there is no agreement or understanding between any Persons which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

3.3 Subsidiaries. Except as set forth in the Company’s Public Filings:

(a) The Company does not presently own or control, directly or indirectly, any other corporation, association, partnership, trust, joint venture or other business entity and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity. Each of the Subsidiaries is duly organized and validly existing under the laws of its jurisdiction or organization, is in good standing under such laws and is duly qualified to do business as a foreign corporation in each jurisdiction in which a failure to so qualify would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company free and clear of any Encumbrances.

(c) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary.

(d) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

3.4 Corporate Authorization. All corporate action on the part of the Company, its officers, directors and its stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the License and Co-Development Agreement (such agreements, other than this Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities to be issued and sold hereunder, has been taken. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other party to such agreements) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity).

3.5 No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements and compliance with the provisions hereof and thereof by the Company, will not:

(a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other Governmental Authority, the violation of which would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, (ii) the Certificate of Incorporation, or (iii) the Bylaws; or

(c) result in the creation of any Encumbrance upon any of the Securities or on any of the properties or assets of the Company or any Subsidiary.

3.6 Authorization. The Securities have been duly authorized and, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights and any Encumbrances; will have been issued in compliance with all applicable federal, state and foreign securities laws, will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any capital stock or other security from the Company upon issuance or sale of the Securities and will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Certificate of Incorporation, the Bylaws or governing documents or any agreement to which the Company or any Subsidiary thereof is a party or by which any of them may be bound.

3.7 Liabilities. Except as set forth in the Company’s Public Filings, since June 30, 2006, the Company has not incurred any unpaid indebtedness for money borrowed or any other contractual liabilities other than in the ordinary course of business or in excess of $1,000,000 in the aggregate.

3.8 Governmental Consents. No Consent, filing, order, registration, approval, authorization qualification of, with or from any Governmental Authority, is required by the Company for the execution, delivery and performance of this Agreement or consummation of the Offering and the other transactions contemplated by the Ancillary Agreements, including the issuance, sale and delivery of the Securities, except (i) such Consents as may be required under the rules of the Nasdaq Stock Market or state securities or “blue sky” laws, which Consents, if required, shall be obtained by the Company prior to the Closing, (ii) the approval of the Commission of a resale registration statement on Form S-3 as contemplated by the Registration Rights Agreement or (iii) as may be required pursuant to the Hart-Scott-Rodino Premerger Notification Act (“HSR Act”), if applicable. No consent, approval or authorization of the stockholders of the Company is required in connection with the issuance of the Securities.

3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule attached as Annex A to this Agreement (the “Disclosure Schedule”): there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary; to the Company’s knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against a stockholder of the Company in his, her or its capacity as such; to the knowledge of the Company, there has not occurred any event nor does there exist any condition on the basis of which any action, suit, proceeding or investigation might properly be instituted with any substantial chance of recovery; to the Company’s knowledge, there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company’s current or former employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company; to the Company’s knowledge, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company; the Company is not a party to any order, writ, injunction, judgment or decree of any court; and the Company has not received any stop order or other order suspending the effectiveness of any registration statement of the Company and, to the Company’s knowledge, the Commission has not issued any such order. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

3.10 Employees and Consultants. Except as set forth in Section 3.10 of the Disclosure Schedule:

(a) Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees of the Company or its Subsidiaries, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated.

(b) Each employee of, or consultant to, the Company or its Subsidiaries, who has or is proposed to have access to confidential or proprietary information of the Company or its Subsidiaries, is a signatory to, and is bound by, an agreement with the Company relating to nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

(c) No employee of, or consultant to, the Company or its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the Company including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company’s business as currently conducted, or (ii) unfair competition, trade secrets or proprietary information.

(d) The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company or its Subsidiaries.

3.11 Intellectual Property. The Company and each Subsidiary owns or licenses, free and clear of Encumbrances, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the connection with the business now conducted or contemplated to be conducted by them that are necessary or advisable for the conduct of such business (“Intellectual Property”) of the Company and the Subsidiaries, except where failure to own, license or possess or otherwise to be able to acquire such intellectual property would not singly, or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Company’s business, as currently conducted or contemplated to be conducted, does not and will not infringe on or conflict with the rights or intellectual property of third parties, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property that, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case except as described in Section 3.11 of the Disclosure Schedule.

(b) (i) To the Company’s knowledge, the Company’s rights in the Intellectual Property are valid and enforceable; (ii) all material registration, maintenance and renewal fees in respect of the Intellectual Property have been paid on time; (iii) the Company and its Subsidiaries have taken, and will continue to take, all actions which are necessary or advisable in order to protect the Intellectual Property consistent with prudent commercial practices in the biotechnology industry; (iv) to the knowledge of the Company, no Person is infringing or otherwise violating any Intellectual Property; (v) other than the Material IP Contracts, there are no outstanding material options, licenses or agreements of any kind relating to or affecting the Intellectual Property; and (vi) there are no material breaches or defaults of, or any disputes or threatened disputes concerning, any of the Material IP Contracts.

(c) Schedule 3.11(b) contains a complete and accurate list of all material agreements granting any rights (including, without limitation, licenses, options and covenants not to sue) with respect to any of the Intellectual Property (collectively, the “Material IP Contracts”), specifically indicating, as applicable, each amendment thereto.

3.12 Compliance with Other Instruments. Neither the Company nor any Subsidiary has taken any action that conflicts with, constitutes a default under, or results in a violation or default of any provision of the Certificate of Incorporation or the Bylaws or of any instrument, judgment, order, writ or decree.

3.13 Agreements; Action.

(a) Except as set forth in the Company’s Public Filings or in Section 3.13(a) of the Disclosure Schedule, there are no agreements, understandings, transactions or proposed transactions between the Company or any Subsidiary and any of its officers, directors, or affiliates of a nature that would be required to be disclosed pursuant to the provisions of Item 404 of Regulation S-K, as of the date hereof and none of any such individuals or entities has any interest in any party to any such agreement, understanding, transaction or proposed transaction.

(b) Except as set forth in the Company’s Public Filings, neither the Company nor any Subsidiary thereof has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock (other than a dividend or distribution by a wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary of the Company), (ii) made any loans or advances to any Person, other than ordinary advances to employees for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business or in an aggregate amount greater than $1,000,000.

(c) All material agreements to which the Company and the Subsidiaries are parties and which are required to have been filed by the Company pursuant to the

Securities Act, the Exchange Act, and the rules and regulations thereunder have been filed by the Company with the Commission. As of the date hereof, except as disclosed in the Company’s Public Filings and except for those agreements that by their terms are no longer in effect, each such agreement is in full force and effect and is binding on the Company and, to the Company’s knowledge, is binding upon such other parties, in each case in accordance with its terms, and neither the Company nor, to the Company’s knowledge, any other party thereto is in breach of or default under any such agreement. Except as disclosed in the Company’s Public Filings, the Company has not received any written notice regarding the termination of any such agreements.

(d) Except as set forth in the Company’s Public Filings, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or such Subsidiary in excess of $5,000,000, other than obligations of, or payments to, the Company or a Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business, (ii) an agreement granting an Encumbrance on assets of the Company or any Subsidiary, except for Encumbrances for taxes not yet due and payable or otherwise in the ordinary course of business, or (iii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or a Subsidiary, other than licenses arising from the purchase of “off the shelf” or other standard products in the ordinary course of business.

3.14 Registration Rights. Except as described in the Company’s Public Filings, the Company has not granted or agreed to grant any registration rights with respect to shares of the Company’s capital stock or any other security under the Securities Act including piggyback rights, to any Person.

3.15 Title to Property and Assets. Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Company’s Public Filings. The Company and each Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Encumbrances except such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and any Subsidiary are held by them under valid, subsisting and enforceable leases or subleases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and such Subsidiary.

3.16 Financial Statements and SEC Filings.

(a) The Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq National

Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification (written or oral) that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing or that the Company is not in compliance with the continuing listing or maintenance requirements of the Nasdaq National Market.

(b) The Company and the Subsidiaries have filed in a timely manner each document or report required to be filed by each pursuant to the Exchange Act, including, without limitation, the Company’s Public Filings.

(c) As of their respective filing dates, each of the Company’s Public Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Company’s Public Filings, and none of the Company’s Public Filings contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(d) As of their respective filing dates, the financial statements of the Company included in the Company’s Public Filings (the “Financial Statements”) complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, and Regulations S-K and S-X of the Commission).

(e) Since June 30, 2006, the Company has conducted its business in the ordinary course, and there has not been any material adverse change in the financial condition or operations of the Company. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in financial statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.17 Controls. Except as disclosed in the Company’s Public Filings, the Company has established and maintains disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.

(b) Except as disclosed in the Company’s Public Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18 Employee Benefit Plans. Except as set forth in the Company’s Public Filings, there are no “employee benefit plans” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) maintained by the Company or any Subsidiary or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan, practice or pending arrangement sponsored, maintained or to which contributions are made by the Company by or on behalf of current or former employees of the Company or any Subsidiary, their dependents or any other party. Other than as set forth in Section 3.18 of the Disclosure Schedule, the Company has no current plans to substantially alter the benefits or coverage available under any of the employee benefit, employee pension benefit or other plans, arrangements or practices referred to above, and has retained the right to amend, modify or terminate any such plan, arrangement or practice. The Company and its Subsidiaries are in compliance in all material respects with applicable laws governing such employee benefit, employee pension benefit or other plans arrangements or practices.

3.19 Tax Returns and Payments. Each of the Company and each Subsidiary has prepared and timely filed all federal, state, local, foreign and other material tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all material sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). There is no tax Encumbrance, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor is threatening to assert, against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; nor does any material deficiency or claim or, to the Company’s knowledge, any basis for such deficiency or claim exist.

3.20 Insurance. The Company and the Subsidiaries maintain insurance of the types, against such losses and in the amounts and with such insurers as are customary in the Company’s industry and otherwise reasonably prudent, including risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.21 Labor Agreements and Actions. No collective bargaining agreement covering any employee of the Company or any Subsidiary exists that is binding on either the Company or any Subsidiary, and, to the Company’s knowledge, no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or any Subsidiary, and there is no threatened, imminent or current labor strike, dispute or organized work stoppage in effect by the employees of either the Company or any Subsidiary which could have or result in a Material Adverse Effect.

3.22 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.23 Environmental Matters. (a) To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of any Environmental Law (as hereinafter defined) and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. As used in this Agreement, “Environmental Law” shall mean any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixes liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.

(b) Neither the Company nor any of its Subsidiaries has used, generated, manufactured, refined, treated, transported, stored, handled, disposed, arranged for the disposal, transferred, produced, processed or released (hereinafter together defined as “Release” ) any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and to the Company’s knowledge after due investigation, there is no threat of such Release. As used herein, the term “Property” shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any Subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term “Hazardous Materials” shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by Environmental Laws.

(c) The Company has not received written notice that the Company or any of its Subsidiaries is or may be a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Authority or Third Party concerning disposal sites, arrangement for disposal or other environmental matters.

(d) The stockholders of the Company have had no control over, or authority with respect to, the waste disposal operations of the Company or any of its Subsidiaries.

3.24 Securities Laws. Neither the Company nor anyone acting on its behalf has offered securities of the Company for sale to, or solicited any offers to buy the same from, or sold securities of the Company to, any Person, in any case so as to subject the Company, its promoter, directors or officers to any liability under the Securities Act, the Securities Exchange Act or any state securities or blue sky law, or any other applicable laws.

3.25 Offering.

(a) The Company has complied in all respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.

(b) The offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply with prior to the Closing. Neither the Company nor its Subsidiaries or any authorized agent acting on their behalf will take any action hereafter that would cause the loss of any such exemptions.

(c) The Company meets the requirements for the use of Form S-3 under the Securities Act.

3.26 Licenses and Other Rights; Compliance with Laws. Each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals of, and has made all filings with and given all notices (each, a “Consent”) to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, and, is in all material respects complying therewith, except where the failure to have any such Consent would not, singly or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance in all material respects with the rules, regulations and applicable laws and orders of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including), without limitation, the receipt of any notice from any authority or governing body) that would result in or, after notice or lapse of time or both, would result in, revocation, suspension or termination of any such Consent or would result in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Consent; except where such failure to be in compliance or the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company’s Public Filings, neither the Company nor any Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or such Subsidiary.

3.27 Broker or Finders. No finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby.

3.28 Corporate Records. The minute books of the Company and its Subsidiaries provided to the Investor contain a complete summary of all meetings and written consents of the Company’s Board of Directors, committees thereof and stockholders since January 1, 2003 and reflect all material transactions of the Company accurately in all material respects.

3.29 Market Listing. The Common Stock is listed for trading on the NASDAQ National Market and the Company is in compliance with the rules, regulations and requirements of the NASDAQ National Market relating to the continued listing of the Common Stock.

3.30 Related Party Transactions. Except with respect to transactions that were not required to be disclosed at the time of such transaction, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director on the other hand, prior to the date hereof have been disclosed in the Company’s Public Filings.

3.31 Accountants. Grant Thornton, LLP, which examined certain of the Company’s Financial Statements, was, to the best of the Company’s knowledge, an independent public accounting firm as required by the Securities Act and the Securities Exchange Act at the time of such examination through its resignation on August 31, 2005. Stonefield Josephson, Inc., which examined certain of the Company’s Financial Statements is, to the best of the Company’s knowledge, an independent public accounting firm as required by the Securities Act and the Securities Exchange Act.

3.32 Reliance. The Company understands that the foregoing representations and warranties shall be deemed to have been relied upon by the Investor. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to the Investor contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the statements contained in Section 4 are true and correct as of the date hereof:

4.1 Authorization, Governmental Consents and Compliance with Other Instruments. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required pursuant to securities laws or as may be required by the HSR Act. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the Investor’s corporate charter or by-laws or any instrument, judgment, order, writ, decree or contract to which the Investor is a party or by which it is bound.

4.2 Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms that the Securities will be acquired for investment for the Investor’s own account, not as a nominee or agent.

4.3 Investment Experience and Accredited Investor Status. The Investor is an accredited investor (as defined in Regulation D promulgated under the Securities Act). The Investor is purchasing the Securities for its own account and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other persons regarding the sale or distribution of such Securities except in accordance with the provisions of the Registration Rights Agreement and except as would not result in a violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.4 Reliance. The Investor acknowledges that the Company and its counsel, for the purposes of the opinion to be delivered pursuant to Section 5.4(a) hereof, will rely upon the accuracy and truth of the representations set forth in Sections 4.2 and 4.3 hereof and that Investor hereby consents to such reliance.

5. Conditions to Closing of Investor. The Investor’s obligation to purchase the Securities and consummate the other transactions contemplated hereby at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

5.1 Representations and Warranties Correct.

The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties made by the Company in Sections 3.1, 3.4, 3.5, 3.6, 3.8, and 3.25 be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on such Closing Date.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement and the Ancillary Agreements to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 Compliance Certificate. The Company shall have delivered to the Investor a certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.4 Legal Opinions. The Investor shall have received opinions from:

(a) O’Melveny & Myers LLP (or other legal counsel to the Company reasonably satisfactory to the Investor) addressed to the Investor and Novartis International Pharmaceutical Ltd. and dated as of the Closing Date, in a form (including any supporting officer’s certificate) acceptable to Investor; and

(b) Local Washington counsel acceptable to the Investor addressed to the Investor and Novartis International Pharmaceutical Ltd. and dated as of the Closing Date, in a form (including any supporting officer’s certificate) acceptable to the Investor.

5.5 Certification of Resolutions and Officers. The Company shall have delivered to the Investor a certificate or certificates, dated the Closing Date, of the Secretary of the Company certifying as to (a) the resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Agreement and the Ancillary Agreements, the issuance of the Securities to the Investor, the execution and delivery of such other documents and instruments as may be required by this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, (b) the Certificate of Incorporation, certifying that no amendments have been made to such Certificate of Incorporation since such date, (c) the Bylaws, certifying that no amendments have been made to such Bylaws since such date (b) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement, the Ancillary Agreements and the other documents and certificates to be delivered pursuant to this Agreement or the Ancillary Agreements by either the Company or any of its officers.

5.6 Certain Events. There shall not have occurred an Adverse Event.

5.7 Good Standing Certificate. The Company shall have delivered to the Investor (i) a good standing certificate dated as of a date not earlier than five (5) business days prior to the Closing Date issued with respect to the Company by the Secretary of State of Washington.

5.8 Other Agreements. The Company shall have delivered to the Investor the Registration Rights Agreement in the form of Exhibit A attached hereto and such agreement shall be in full force and effect.

5.9 Proceedings and Documents. All corporate and other proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall have been taken or obtained, and all documents incidental hereto and thereto shall be satisfactory to the Investor and its counsel, and the Investor and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the Investor or its counsel may reasonably have requested in connection with such transactions.

5.10 Continued Market Listing. On the Closing Date, the Common Stock shall be listed for trading on the NASDAQ National Market and the Securities shall be approved for listing on the NASDAQ National Market.

5.11 No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the NASDAQ National Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date).

6. Conditions to Closing of the Company. The Company’s obligation to sell the Securities and consummate the other transactions contemplated hereby at the Closing is subject to the fulfillment as of the Closing of the following condition:

6.1 Representations and Warranties Correct. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date with the same force and effect as though such representations and warranties had been made on such Closing Date.

7. Mutual Conditions to Closing. The obligations of each of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

7.1 Qualifications. All authorizations, consents, waivers, permits, approvals, qualifications and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary Blue Sky law permits and qualifications required by any state for the offer and sale to the Investor of the Securities shall have been duly obtained and effective as of the Closing Date, and filings required under the HSR Act with respect to the transaction contemplated hereby and the Ancillary Agreements shall have been made and the required waiting period shall have elapsed or been terminated as of the Closing Date.

7.2 Absence of Litigation. There shall be no injunction, action, suit, proceeding or investigation pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or any of the Ancillary Agreements, or the right of the Company or the Investor to enter into this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

7.3 License and Co-Development Agreement. The License and Co-Development Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, and there shall have been no amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

8. Additional Covenants and Agreements.

8.1 Inspection of Books and Records. The Company shall permit the Investor (so long as it holds at least twenty-five percent (25%) of the shares of Common Stock issued pursuant to this Agreement) from time to time, at the Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, the disclosure of which would unfairly competitively disadvantage the Company.

8.2 HSR Filing. Each of the Investor and the Company agrees to prepare and make appropriate filings under the HSR Act relating to this Agreement and the License and Co-Development Agreement and the transactions contemplated hereby and thereby as soon as reasonably practicable after the date hereof. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other agency or authority, any information reasonably requested by them in connection with such filings.

8.3 Securities Compliance. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid resale of the Securities to subsequent holders.

8.4 Registration and Listing. The Company shall take all actions reasonably necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Securities Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Exchange Act or Securities Act, expect as permitted herein. The Company will take all action necessary to maintain the listing and trading of the Common Stock on the NASDAQ National Market. The Company shall use its best efforts to effect the listing of the Securities on the NASDAQ National Market, including submitting a notice of listing of additional shares with respect to the Securities to the Nasdaq Stock Market, Inc.

8.5 Consents. The Company shall not, prior to the Closing, take any action or enter into any material contract, arrangement, agreement or understanding that would require the consent, waiver, approval or authorization of any third party to effect the transactions contemplated by this Agreement and the Ancillary Agreements.

8.6 Use of Proceeds. The Company shall use all payments received from the Investor pursuant to this Agreement solely for the purpose of funding its internal working capital needs.

8.7 Ordinary Course. Between the date hereof and the Closing Date the Company shall, and shall cause each of its Subsidiaries, to conduct its business in the ordinary course, consistent with past practices.

9. Miscellaneous.

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written agreement of the Company and the Investor;

(b) By either the Company or the Investor, by written notice to the other party (provided the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement or any Ancillary Agreement) if the Closing shall not have been consummated on or before the forty-fifth (45th) day following the date hereof;

(c) By either the Company or the Investor by giving written notice to the other party if any governmental entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable; or

(d) By the Investor, if the Company has breached any material provision of this Agreement or the Ancillary Agreements, which breach remains uncured five (5) days after written notice thereof by the Investor to the Company.

9.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of any party or its Affiliates in respect thereof; provided, however, that (i) Sections 9.4 through 9.10, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18 and 9.19 shall survive any such termination and (ii) such termination shall not relieve the Company or the Investor of any liability on account of any breach of this Agreement.

9.3 Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive remain in full force and effect for a period of one (1) year from the Closing Date, regardless of (a) any investigation made by or on behalf of officers, directors, partners, employees, agents, representatives or controlling persons, and (b) delivery of and payment for the Securities.

9.4 Indemnification. The Company shall indemnify, defend and hold the Investor and the Investor’s directors, officers, employees, agents and Affiliates harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Company contained herein. The foregoing indemnification shall survive the termination of this Agreement for any reason.

9.5 Attorney’s Fees. In the event that a final, binding and non-appealable ruling by a court of competent jurisdiction holds that either Party breached its obligations under this Agreement, the breaching Party shall pay all reasonable legal fees and expenses of the non-breaching Party.

9.6 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

9.7 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, including, without limitation, successors through merger, consolidation, reorganization, recapitalization, any similar transaction or otherwise. Neither this Agreement nor any rights or duties of a party hereto may be assigned by the Company, in whole or in part, without the prior written consent of the Investor. This Agreement or any rights and/or obligations hereunder may be assigned by the Investor without the prior written consent of the Company.

9.8 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

9.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof).

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.12 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

9.13 Notices. Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five business days after being duly sent by first class registered or certified mail, or other courier service, postage prepaid, or the following business day after being telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

To the Company:

Cell Therapeutics, Inc.

501 Elliott Avenue West

Suite 400

Seattle, Washington 98119

Attention:	Louis A. Bianco
Fax: (206) 272-4397

With a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, CA 94111

Attention:	Michael J. Kennedy
Fax: (415) 984-8701

To the Investor:

Novartis Pharma AG

Lichtstrasse 35

CH-4002 Basel

Switzerland

Attention:	Joseph E. Mamie
Fax: 41 61 324 8111

With a copy (which shall not constitute notice) to:

Novartis Pharma AG

Lichtstrasse 35

CH-4002 Basel

Switzerland

Attention:	Robert Pelzer
General Counsel
Fax: 41 61 324 6859

With a copy (which shall not constitute notice) to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention:	Adam H. Golden, Esq.
Fax: (212) 836-8689

9.14 Finder’s Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.15 Expenses. Except as otherwise contemplated herein, each party shall pay its own fees and expenses with respect to this Agreement.

9.16 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (other than the waiver of any condition set forth in Section 5, which may be waived in the sole discretion of the Investor, and other than the waiver of any condition set forth in Section 6, which may be waived in the sole discretion of the Company).

9.17 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.18 Confidentiality and Publicity. (a) Confidentiality. Subject to the other provisions of this Section 9.18, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Section 9.18, each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. Subject to the other provisions of this Section 9.18, a recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees and to third parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

(b) Exceptions. The obligations under this Section shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

(i) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

(ii) was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or its Affiliate;

(iii) is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a third party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(iv) is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

(c) Authorized Disclosures. In the event the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure, (ii) limits the disclosure to the required purpose, and (iii) at the disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.

(d) Publicity. Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party, provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange or quotation system. In the event of a disclosure required by law, governmental regulation or the rules of any recognized stock exchange or quotation system, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure to the extent practicable under the circumstances, and, if so requested by the other Party, the Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required, as determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, each Party shall consult with the other Party on the provisions of this Agreement, together with exhibits or other attachments attached hereto, to be redacted in any filings made by the Company and/or the Investor with the Securities and Exchange Commission or as otherwise required by law.

9.19 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Event” means either (i) the placement on hold of either the PIONEER Study or the Pixantrone Pivotal Study (each, as defined in the License and Co-Development Agreement) due to study drug associated safety concerns or (ii) the Bankruptcy of the Company or any Subsidiary thereof.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, at least 50% of the voting stock of any other Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall have the meaning set forth in Section 3.4.

“Bankruptcy” means with respect to a Person, (a) such Person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; (b) an involuntary case or other proceeding shall be commenced against such Person seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (c) a decree or order for relief shall be entered against such Person under any bankruptcy, insolvency, or other similar law as now or hereafter in effect; or (d) the dissolution or liquidation of, or cessation of business in the ordinary course by, or the failure to pay its debts as they come due by, or the admission in writing of the inability to pay its debts as they become due by, such Person.

“Bylaws” shall have the meaning set forth in Section 3.1.

“Certificate of Incorporation” shall have the meaning set forth in Section 3.1.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Code” shall have the meaning set forth in Section 3.18.

“Common Stock” shall have the meaning set forth in Section 1.1(a).

“Commission” shall have the meaning set forth in Section 1.1(b).

“Company” shall have the meaning set forth in the Preamble.

“Company’s Public Filings” shall mean, collectively and including documents filed as exhibits thereto as incorporated therein, the Company’s (i) Annual Report on Form 10-K/A for the year ended December 31, 2005, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006, (iii) Current Reports on Form 8-K filed with the Commission on April 11, 2006, April 28, 2006, June 23, 2006, July 14, 2006 and August 3, 2006, and (iv) Proxy Statement for the Annual Meeting of Shareholders held on June 23, 2006.

“Confidential Information” means all proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form.

“Consent” shall have the meaning set forth in Section 3.26.

“Disclosure Schedule” shall have the meaning set forth in Section 3.9.

“Encumbrance(s)” shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environmental Law” shall have the meaning set forth in Section 3.23(a).

“ERISA” shall have the meaning set forth in Section 3.18.

“Exchange Act” shall have the meaning set forth in Section 3.16(a).

“Financial Statements” shall have the meaning set forth in Section 3.16(d).

“Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, the National Association of Security Dealers, any self-regulatory organization or stock exchange, and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” shall have the meaning set forth in Section 3.23(b).

“HSR Act” shall have the meaning set forth in Section 3.8.

“Intellectual Property” shall have the meaning set forth in Section 3.11.

“Investment Company Act” shall have the meaning set forth in Section 3.22.

“Investor” shall have the meaning set forth in the Preamble.

“License and Co-Development Agreement” shall mean that certain License and Co-Development Agreement among the Company, CTI Technologies, Inc., Cell Therapeutics Europe S.r.L. and Novartis International Pharmaceutical Ltd., dated as of the date hereof, a copy of which is attached as Exhibit D hereto.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1.

“Material IP Contracts” shall have the meaning set forth in Section 3.11(b).

“Novartis” shall have the meaning set forth in the Preamble.

“Offering” shall have the meaning set forth in Section 1.1(b).

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.2(a)(i).

“Property” shall have the meaning set forth in Section 3.23(b).

“Purchase Price” shall have the meaning set forth in Section 1.1(a).

“Registration Rights Agreement” shall have the meaning set forth in Section 1.1(c).

“Registration Statement” shall have the meaning set forth in Section 1.1(c).

“Securities” shall have the meaning set forth in Section 1.1(a).

“Securities Act” shall have the meaning set forth in Section 1.1(b).

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 3.1.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NOVARTIS PHARMA AG

By:	/s/ JOSEPH E. MAMIE
Name:	Joseph E. Mamie
Title:	Head Operational Treasury

By:	/s/ MATTHAIS RUNGE
Name:	Matthais Runge
Title:	Head Legal Oncology Region Europe

CELL THERAPEUTICS, INC.

By:	/s/ JAMES A. BIANCO
Name:	James A. Bianco, M.D.
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

Form of Registration Rights Agreement

(See attached)

Exhibit B

Form of License and Co-Development Agreement

(See attached)